EXHIBIT 1 TO SCHEDULE 13D


   John L. Keeley, Jr., Barbara G. Keeley, JGJ Partnership and Kamco Limited Partnership No. 1 agree that, unless differentiated, this Schedule 13D is filed on behalf of each of the parties.


   Date:     June 12, 1998


   Signature:     /s/ John L. Keeley, Jr.
   Name:          John L. Keeley, Jr.


   Date:     June 12, 1998


   Signature:     /s/ Barbara G. Keeley
   Name:          Barbara G. Keeley


   Date:     June 12, 1998


   JGJ PARTNERSHIP


   Signature:     /s/ John L. Keeley, Jr.
   Name:          John L. Keeley, Jr., General Partner


   Date:  June 12, 1998


   KAMCO LIMITED PARTNERSHIP NO. 1


   Signature:     /s/ John L. Keeley, Jr.
   Name:          John L. Keeley, Jr., General Partner